Exhibit 4.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (2) A SALE MADE PURSUANT TO RULE 144 UNDER SUCH ACT OR (3) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT, OR ANY SUCH LAW.

PREFERRED STOCK WARRANT

OF

CONVIO, INC.

July 2, 2004

This Warrant is issued to Piper Jaffray & Co. (the “Holder”), by Convio, Inc., a Delaware corporation (the “Company”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

1.                                     Purchase of Securities.  Subject to the terms and conditions hereinafter set forth, the Holder shall be entitled, at any time during the Exercise Period (as set forth in Section 2 below), to purchase from the Company 273,115 shares (the “Shares”) of Series D Convertible Preferred Stock (the “Preferred Stock”) at a price of $1.65864 per share, subject to adjustment pursuant to Section 7 below ( the “Warrant Price”).

2.                                     Exercise Period.  This Warrant shall be exercisable by the Holder for a term (the “Exercise Period”) beginning on the date hereof and ending on the earlier of (i) the seventh annual anniversary date from the date of the issuance of this Warrant at 5:00 p.m. Central Standard Time; (ii) the sale of all or substantially all of the Company’s assets or the acquisition of the Company by another entity by means of a consolidation or merger (other than a consolidation or merger in which the holders of voting securities of the Company immediately prior to the consolidation or merger own, immediately after the consolidation or merger, voting securities of the surviving or acquiring entity, or a parent of such entity, representing more than 50% of the voting power of the surviving or acquiring entity or such parent) resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity; and (iii) where applicable, the second anniversary of the closing of the sale of the Company’s securities pursuant to a firm commitment underwritten public offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”) with aggregate gross proceeds to the Company of not less than $20,000,000 and which results in mandatory conversion of the Preferred Stock; provided, however, that in the case of clause (ii) or (iii), the Holder shall be given not less than ten (10) business days prior written notice of such event.

3.                                     Method of Exercise.  While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(a)                                  the surrender of this Warrant, together with (i)  a duly executed copy of the Notice of Exercise attached hereto as Appendix I to the Secretary of the Company at its principal offices, and (ii)  the payment to the Company, by check or wire transfer, of an amount equal to the aggregate Warrant Price for the number of Shares being purchased; or

(b)                                 Net exercise as provided in Section 4.

4.                                     Net Exercise.  In lieu of exercising this Warrant or any portion hereof as provided in Section 3, the Holder may elect to receive shares of Preferred Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with a duly executed Notice of Conversion in the form attached hereto as Appendix II, in which event the Company shall issue to the Holder (or his designee) a number of shares of Preferred Stock computed using the following formula:

X = (Y)(A-B)/A

where                                                              X =                             the number of Shares to be issued to the Holder for the portion of the Warrant being converted.

Y =                            the total number of Shares issuable upon exercise of the Warrant in full.

A =                          the fair market value of one Share which shall mean (i) the fair market value of the Company’s stock issuable upon conversion of such share as of the last business day immediately prior to the date the notice of conversion is received by the Company, as determined in good faith by the Company’s Board of Directors, or (ii) if this Warrant is being converted in conjunction with a public offering of stock the price to the public per share pursuant to the offering.

B =                            the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted under this Section 4 shall be immediately canceled.  This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as Holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Shares issuable upon such conversion.  If the Warrant shall be converted for less than the total number of Shares then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Shares purchasable hereunder upon the same terms and conditions set forth herein.

5.                                     Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, the Holder shall immediately be deemed a Holder of the Shares so purchased, and one or more certificates for the number of Shares so purchased shall be issued in the name of the Holder as soon as practicable following the receipt of the completed Notice of Exercise or Notice of Conversion, as applicable, and payment of the purchase price for such Shares, and in any event within thirty (30) days thereafter.  The Company shall not be required to issue any fractional shares upon the exercise of the Holder’s purchase rights under this Warrant; in lieu of any fractional shares, the Company shall pay cash equal to such fraction multiplied by the per share Warrant Price.

6.                                     Reservation of Shares.  The Company covenants that, during the Exercise Period, the Company will reserve from its authorized and unissued shares a sufficient amount to provide for the issuance of the Shares and for conversion of the Shares into the Company’s Common Stock.  The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.                                     Adjustment of Warrant Price and Number of Shares.  The number of and kind of securities purchasable upon exercise of this Warrant, and the Warrant Price therefor, shall be subject to adjustment from time to time as follows:

(a)                                  Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding capital stock, by split-up or otherwise, or combine its outstanding capital stock, or issue additional shares of its capital stock as a dividend with respect to any shares of capital stock, the number of Shares issuable upon the exercise of this Warrant shall forthwith be proportionately adjusted.  Appropriate adjustments shall also be made to the Warrant Price, but the aggregate purchase price payable for the total amount of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)                                 Reclassification, Exchange and Substitution.  If the Shares issuable upon exercise of this Warrant shall be changed into a different form or class of securities of the Company, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase, in lieu of the Shares that the Holder would have become entitled to purchase but for such change, an amount of such other securities equivalent to the amount that the Holder would have received had this Warrant been exercised immediately before that change, all subject to further adjustment as provided in paragraphs (a) and (c) hereof.

(c)                                  Reorganizations, Mergers, Consolidations or Sale of Assets.  If at any time there shall be a capital reorganization of the Company’s outstanding equity securities (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another corporation (other than a merger or consolidation described in Section 2 hereof), as a part of such capital reorganization, merger or consolidation, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Shares issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger or consolidation if this Warrant had been exercised immediately prior thereto.  In any such case, appropriate adjustment (as determined by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the capital reorganization, merger or consolidation such that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

The provisions of this paragraph shall similarly apply to successive capital reorganizations, mergers or consolidations.

(d)                                 Adjustments for Diluting Issuances.  In the event of the issuance by the Company, after the date of issuance of this Warrant, of Additional Shares of Common (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation, as hereinafter amended from time to time (the “Restated Certificate”)) without consideration or for a consideration per share less than the Warrant Price in effect on the date of an immediately prior to such issue (a “Diluting Issuance”), then the number of shares of the Company’s Common Stock issuable upon conversion of the Shares will be adjusted in accordance with those provisions of the Restated Certificate that apply to the adjustment of the Series D Conversion Price (as defined in the Restated Certificate) upon the issuance of Additional Shares of Common without consideration or for a consideration per share less than the Series D Conversion Price then in effect.  Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the warrant increase as a result of any adjustment arising from a Diluting Issuance.

(e)                                  Notice of Adjustments.  The Company shall give notice of each adjustment or readjustment of the amount of Shares or other securities issuable upon exercise of this Warrant and the Warrant Price to the registered Holder of this Warrant at that Holder’s address as shown on the Company’s books within thirty (30) days after the occurrence of the event resulting in such adjustment.

(f)                                    No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the amount of Shares issuable upon its exercise.  A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same amount of Shares (appropriately reduced in the case of partial exercise) as are stated in this Warrant as initially issued, and that number of shares shall be considered to have been so changed at the close of business on the date of adjustment.

8.                                     No Rights as a Shareholder.  Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the underlying Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

9.                                     Registrations Under Securities Act of 1933, as Amended.  The Company agrees that the shares of common stock of the Company into which the Shares are convertible shall be subject to the registration rights set forth on Exhibit A hereto.

10.                               Exercise, Transfer and Exchange Restrictions.  The transfer, surrender or exchange of any of this Warrant or the Shares issued upon the exercise hereof is subject to any restrictions on transfer imposed by state and Federal securities laws.  Any Warrant or certificate representing Shares shall bear any legend considered necessary to comply with the Securities Act and other applicable state securities laws, including substantially the following:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (2) A SALE MADE PURSUANT TO RULE 144 UNDER SUCH ACT OR (3) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT, OR ANY SUCH LAW”.

11.                               Representation of Holder.  By acceptance of this Warrant, Holder represents to the Company that by reason of its business and financial experience it has the capacity to protect its own interests in this transaction and it is accepting this Warrant for its own account and not with a view to its resale or distribution.

12.                               Loss, Theft, Mutilation, etc.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

13.                               Notices.  Notices pursuant to this Warrant shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person by e-mail, or by telecopy or 72 hours after deposit in the United States mail, postage prepaid, addressed (i) if to the Company, at its principal executive office, and (ii) if to the Holder, at its address as set forth in the records of the Company, or such other address as either the Company or the Holder may designate by written notice to the other.

14.                               Governing Law; Consent to Jurisdiction.  This Warrant shall be governed in all respects by the laws of the State of Texas applicable to contracts entered into and wholly to be performed in Texas by Texas residents. The Holder agrees to submit to the jurisdiction of the federal and state courts of the State of Texas with respect to the breach or interpretation of this Warrant or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: July 2, 2004	CONVIO, INC.

	By:	/s/ Gene Austin
Gene Austin, President and CEO

[SIGNATURE PAGE TO PREFERRED STOCK WARRANT]

EXHIBIT A

Registration Rights

The shares of common stock of the Company issuable upon conversion of the Shares shall be deemed “registrable securities” or otherwise entitled to “piggy back” registration rights in accordance with the terms of the following agreement (the “Agreement”) between the Company and its investor(s):

Third Amended and Restated Investors’ Rights Agreement dated July 2, 2004 by and among the Company, those holders of Common Stock listed on Schedule I thereto, those holders of Preferred Stock listed on Schedule II thereto, and each of those key employees listed on Schedule III thereto.

The Company agrees that no amendments will be made to the Agreement that would have a unique and adverse impact on Holder’s registration rights thereunder without the consent of Holder.  By acceptance of the Warrant to which this Exhibit A is attached, Holder shall be deemed to be a party to the Agreement for purposes of Section 6 thereof relating to piggy-back rights.

APPENDIX I

NOTICE OF EXERCISE

Convio, Inc.

Attention:                                       Corporate Secretary

1.                                     The undersigned hereby elects to purchase, pursuant to the provisions of the Preferred Stock Warrant issued by Convio, Inc. (the “Company”) and held by the undersigned,                   shares of Preferred Stock of the Company, by exercise of            percent (        %) of the Preferred Stock Warrant.

2.                                     Payment of the purchase price per share required under such Warrant accompanies this Subscription.

3.                                     Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Dated:                     ,

Signature:

Address:

APPENDIX II

NOTICE OF CONVERSION

Convio, Inc.

Attn:                    Secretary of Company

1.                                     The undersigned hereby elects to acquire                    shares of the Preferred Stock of Convio, Inc. (the “Company”) pursuant to the terms of the Preferred Stock Warrant issued by the Company and held by the undersigned, by conversion of                percent (       %) of the Preferred Stock Warrant.

2.                                     Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Dated:                     ,

Signature:

Address: